UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2021

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2021, Oramed Pharmaceuticals Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC, as agent (“Canaccord Genuity”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100,000,000 from time to time through Canaccord Genuity. The Equity Distribution Agreement will replace that certain Equity Distribution Agreement, dated as of June 16, 2021 (the “June 2021 Equity Distribution Agreement”), between the Company and Canaccord Genuity, as amended, once it has been exhausted. From June 16, 2021 through July 14, 2021, the Company sold an aggregate of 837,419 shares of common stock pursuant to the June 2021 Equity Distribution Agreement for aggregate gross proceeds of $10,987,000, and as a result an aggregate of $17,013,000 remains available for sale under the June 2021 Equity Distribution Agreement in addition to the $100,000,000 that the Company may offer and sell under the Equity Distribution Agreement.

Any sales of shares of common stock pursuant to the Equity Distribution Agreement will be made pursuant to an effective shelf registration statement on Form S-3, the prospectus contained therein and a prospectus supplement related thereto filed with the U.S. Securities and Exchange Commission. Canaccord Genuity may sell common stock (A) in privately negotiated transactions with the Company’s consent; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for the Company’s common stock. Subject to the terms and conditions of the Equity Distribution Agreement, Canaccord Genuity will use its commercially reasonable efforts to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions that the Company may impose). The Company will pay to Canaccord Genuity a cash commission of 3.0% of the gross proceeds from the sale of any shares of common stock by Canaccord Genuity under the Equity Distribution Agreement. The Company will also reimburse Canaccord Genuity for certain specified expenses in connection with entering into the Equity Distribution Agreement. The Company and Canaccord Genuity have also provided each other with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Equity Distribution Agreement and no assurance can be given that the Company will sell any shares under the Equity Distribution Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The Equity Distribution Agreement may be terminated by either party at any time upon five days’ notice to the other party, or by Canaccord Genuity at any time in certain circumstances.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2021, the board of directors of the Company, adopted Second Amended and Restated By-laws, which became effective immediately, to clarify that, except as otherwise expressly provided by statute, by the certificate of incorporation of the Company or the by-laws of the Company, all matters coming before any meeting of the stockholders of the Company shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at the applicable stockholder meeting and entitled to vote on the subject matter, a quorum being present.

A complaint was recently filed in the Court of Chancery of the State of Delaware against the Company and the members of the Company’s board of directors relating to the Company’s annual meetings of stockholders held on August 29, 2019 and August 3, 2020, which alleged that, under the voting standards generally applicable to questions brought before a meeting of stockholders, as set forth in the Company’s then current by-laws, broker non-votes were required to be treated as a vote “against” any such question. Although the Company does not believe that the interpretation of the then-current by-laws were correct, the Company determined that, in order to avoid any uncertainty and to avoid the cost and expense of disputing the claim in court, it would be advisable and in the best interests of the Company and its stockholders to settle the dispute and adopt the Second Amended and Restated By-Laws of the Company in order to clarify the voting standard.

The foregoing description of the Second Amended and Restated By-laws of the Company is qualified in its entirety by reference to the full text of the Second Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference. In addition, a marked copy of the Second Amended and Restated By-laws indicating the changes made to such document is filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01. Other Events.

The Company’s board of directors has also determined that it would be advisable and in the best interests of the Company and its stockholders to re-submit to the Company’s stockholders for ratification a proposal previously considered at the Company’s 2019 Annual Meeting of Stockholders, or the 2019 Annual Meeting, at which the Company’s stockholders voted on the approval and adoption of the Company’s 2019 Incentive Plan, or the 2019 Plan Approval, and proposals previously considered at the Company’s 2020 Annual Meeting of Stockholders, or the 2020 Annual Meeting, at which the Company’s stockholders voted on the approval and adoption of (a) the Company’s Amended and Restated 2019 Stock Incentive Plan, or the 2020 Plan Amendment Approval, and (b) the re-election of Aviad Friedman, Xiaoming Gao, Miriam Kidron, Nadav Kidron, Arie Mayer, Kevin Rakin and Leonard Sank as directors of the Company, or together with the 2019 Plan Approval and the 2020 Plan Amendment Approval, collectively, the Approvals. The Company will file a preliminary and definitive proxy statement on Schedule 14A in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, to be called for, among other items, the purpose of considering the ratification and approval of the Approvals, or the Ratification Proposal.

If the Ratification Proposal is not approved by the affirmative vote of the majority of shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote thereat, the Approvals will be deemed to have not been approved by our stockholders at the 2019 Annual Meeting and 2020 Annual Meeting, as applicable. In such case, the 2019 Stock Incentive Plan, the Amended and Restated 2019 Stock Incentive Plan will be void and the Company will be required to rescind any awards granted thereunder. In addition, the election of the directors listed above would be void and the Company would need to assess whether any actions taken by any of such directors since their election would be void.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement, dated July 15, 2021, by and between the Company and Canaccord Genuity.
3.1	Second Amended and Restated By-laws, adopted effective July 14, 2021. (Filed herewith).
3.2	Second Amended and Restated By-laws, adopted effective July 14, 2021 (marked copy). (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

July 15, 2021

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